EXHIBIT 99.4


                                      MARKETWATCH, INC.
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (in thousands)


                                              SEPTEMBER 30, 2004                DECEMBER 31, 2003
                                              ------------------                -----------------
                                                (unaudited)
                           Assets
Current assets:
     Cash and cash equivalents                $        56,383                   $        48,079
     Restricted cash                                      920                                --
     Accounts receivable, net                          12,687                             7,022
     Prepaid expenses                                   2,298                               685
                                              ---------------                   ---------------



          Total current assets                         72,288                            55,786



Property and equipment, net                             3,844                             4,387
Goodwill                                               88,389                            22,429
Intangibles, net                                        6,973                                --
Prepaid acquisition costs                                  --                             2,498
Restricted cash, net of current portion                   175                                --
Other assets                                            1,165                               128
                                              ---------------                   ---------------
          Total assets                        $       172,834                   $        85,228
                                              ===============                   ===============
     Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                         $         4,590                   $         1,216
     Accrued expenses                                  11,535                             6,605
     Capital lease obligations                            487                                --
     Deferred revenue                                   7,058                             1,377
                                              ---------------                   ---------------
          Total current liabilities                    23,670                             9,198

Other liabilities                                       1,095                               865
                                              ---------------                   ---------------
          Total liabilities                            24,765                            10,063
                                              ---------------                   ---------------
Stockholders' equity:
     Preferred stock                                       --                                --
     Common stock                                         254                               180
     Additional paid-in capital                       394,276                           323,141
     Deferred stock-based compensation                    (37)                               --
     Accumulated comprehensive loss                       (15)                               --
     Accumulated deficit                             (246,409)                         (248,156)
                                              ---------------                   ---------------
          Total stockholders' equity                  148,069                            75,165
                                              ---------------                   ---------------
          Total liabilities and
          stockholders' equity                $       172,834                   $        85,228
                                              ===============                   ===============

               The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                             MARKETWATCH, INC.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share data)


                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30,                SEPTEMBER 30,
                                      -----------------------       ------------------------
                                         2004           2003            2004           2003
                                      --------       --------       ---------      ---------
Net revenues:
     Advertising                      $  7,145       $  5,907       $   22,812     $   16,481
     Licensing                          12,113          5,214           33,578         16,176
     Subscription                          516            455            1,389          1,137
                                      --------       --------       ----------     ----------
          Total net revenues            19,774         11,576           57,779         33,794
Cost of net revenues                     6,247          4,508           17,958         13,137
                                      --------       --------       ----------     ----------
     Gross profit                       13,527          7,068           39,821         20,657
                                      --------       --------       ----------     ----------
Operating expenses:
     Product development                 4,498          1,444           13,485          5,040
     General and administrative          4,416          2,812           12,897          8,542
     Sales and marketing                 3,641          2,534           11,292          7,439
     Amortization of intangibles           148             --              709             --
                                      --------       --------       ----------     ----------
          Total operating expenses      12,703          6,790           38,383         21,021
                                      --------       --------       ----------     ----------
Income (loss) from operations              824            278            1,438           (364)
Interest income, net of expense            154            115              363            384
Provision for income taxes                 (29)            --              (54)            (3)
                                      --------       --------       ----------     ----------
Net income                            $    949       $    393       $    1,747     $       17
                                      ========       ========       ==========     ==========

Basic net income per share            $   0.04       $   0.02       $     0.07     $     0.00
                                      ========       ========       ==========     ==========

Diluted net income per share          $   0.04       $   0.02       $     0.07     $     0.00
                                      ========       ========       ==========     ==========
Shares used in the calculation
of basic net income per share           25,190         17,382           24,427         17,267
                                      ========       ========       ==========     ==========
Shares used in the calculation
of diluted net income per share         26,833         18,754           26,468         18,503
                                      ========       ========       ==========     ==========

            The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.


                             MARKETWATCH, INC.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)


                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                                 ----------------------------------
                                                                    2004                    2003
                                                                 ---------               ----------
Cash flows from operating activities:
   Net income                                                   $    1,747               $      17
   Adjustments to reconcile net income to
   net cash provided by operating activities:
     Provision for (recovery of) doubtful accounts                     282                     (66)
     Depreciation and amortization                                   3,669                   2,883
     Non-cash charges from stockholder                                  --                      56
     Amortization of deferred stock compensation                        17                      --
     Loss on disposal of equipment                                       2                      --
     Changes in operating assets and liabilities,
     net of acquired amounts:
        Accounts receivable                                         (5,422)                   (374)
        Prepaid expenses and other assets                             (776)                   (540)
        Accounts payable and accrued expenses                        4,246                   1,571
        Deferred revenue                                               586                     547
                                                                ----------               ---------
         Net cash provided by
         operating activities                                        4,351                   4,094
                                                                ----------               ---------
Cash flows used in investing activities:
     Purchase of property and equipment                               (513)                   (778)
     Decrease in restricted cash                                       850                      --
     Acquisition of business, net of cash acquired                  (5,950)                   (313)
                                                                ----------               ---------
         Net cash used in investing activities                      (5,613)                 (1,091)
                                                                ----------               ---------
Cash flows provided by financing activities:
     Principal payments under capital lease
     obligations                                                      (586)                     --
     Issuance of common stock                                       10,167                   1,524
                                                                ----------               ---------
         Net cash provided by financing
         activities                                                  9,581                   1,524
                                                                ----------               ---------
Effect of exchange rate changes
on cash and cash equivalents                                           (15)                     --
                                                                ----------               ---------
Net change in cash and cash equivalents                              8,304                   4,527
Cash and cash equivalents at
the beginning of the period                                         48,079                  43,328
                                                                ----------               ---------
Cash and cash equivalents at
the end of the period                                           $   56,383               $  47,855
                                                                ==========               =========
Supplemental disclosure of
non-cash investing activity:
     Acquisition cost for Pinnacor
     included in prepaid expenses and
     accounts payable                                           $       --               $     686
                                                                ==========               =========

            The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                      MARKETWATCH, INC.
                     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                         (UNAUDITED)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

The Company

MarketWatch, Inc. (the "Company"), is a leading multi-media publisher of business and financial news and provider of information and analytical tools. It was formed on October 29, 1997 in the state of Delaware as a limited liability company and was jointly owned by Data Broadcasting Corporation ("DBC"), now known as Interactive Data Corporation ("IDC"), and CBS Broadcasting Inc. ("CBS"), with each member owning a 50% interest in the Company. In January 1999, the Company reorganized as a corporation and completed an initial public offering of 3,162,500 shares of common stock. After the initial public offering, CBS and IDC each owned approximately 38% of the Company. In January 2001, an affiliate of Pearson plc ("Pearson") acquired IDC's complete stake in the Company. On January 16, 2004, the Company completed the acquisition of Pinnacor Inc. ("Pinnacor"), formerly known as ScreamingMedia, a provider of information services and analytical applications to financial services companies and global corporations. After the acquisition, CBS and Pearson each owned approximately 24% of the Company. On August 4, 2004, the Company changed its name from MarketWatch.com, Inc. to MarketWatch, Inc.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the three and nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004 or for any future period. The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

During the nine months ended September 30, 2004 the Company re-classified certain liabilities previously disclosed as short term liabilities and liabilities previously disclosed in accounts payable into other liabilities and accrued expenses, respectively. Prior periods have been adjusted to be comparable with the current period presentation.

NOTE 2 - STOCK-BASED COMPENSATION

The Company accounts for its stock-based employee compensation agreements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations, and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123." In accounting for stock-based transactions with non-employees, the Company records compensation expense in accordance with SFAS No. 123 and Emerging Issues Task Force 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

The following table illustrates the effect on income and earnings per share if the Company had applied the fair-value recognition provisions of SFAS No. 123 to stock-based employee compensation. The estimated fair value of each Company option is calculated using the Black-Scholes option-pricing model.


                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30,                SEPTEMBER 30,
                                      -----------------------       ------------------------
                                         2004           2003            2004           2003
                                      --------       --------       ---------      ---------

Net income:
As reported                           $    949       $    393       $    1,747     $     17
Add: Stock-based employee
 compensation expense included
 in reported net income, net of
 related tax effects                         5             --               17           --
Deduct: Stock-based employee
 compensation expense determined
 under fair value based method, net
 of related tax effects                   (868)          (646)          (2,302)      (2,091)
                                      --------       --------       ----------     --------
Pro forma net income (loss)           $     86       $   (253)      $     (538)    $ (2,074)
                                      ========       ========       ==========     ========
Net income (loss) per share:
As reported, basic                    $   0.04       $   0.02       $     0.07     $   0.00
                                      ========       ========       ==========     ========

As reported, diluted                  $   0.04       $   0.02       $     0.07     $   0.00
                                      ========       ========       ==========     ========
Pro forma net income (loss)
 per share, basic                     $   0.00       $  (0.01)      $    (0.02)    $  (0.12)
                                      ========       ========       ==========     ========
Pro forma net income (loss)
 per share, diluted                   $   0.00       $  (0.01)      $    (0.02)    $  (0.12)
                                      ========       ========       ==========     ========


The Company calculated the fair value compensation expense associated with its stock-based employee compensation plans using the Black-Scholes model. The following weighted average assumptions were used related to option grants:



                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30,                SEPTEMBER 30,
                                      -----------------------       ------------------------
                                         2004           2003            2004           2003
                                      --------       --------       ---------      ---------
Stock Options
-------------
Expected dividend                          0%            0%              0%            0%
Risk-free interest rate                  3.1%          1.9%            2.8%          2.3%
Expected volatility                       54%           55%             52%           73%
Expected life (in years)                   4             4               4             4

Employee Stock Purchase Plan
----------------------------
Expected dividend                          0%            0%              0%            0%
Risk-free interest rate                  1.8%          1.2%            1.4%          1.4%
Expected volatility                       58%           60%             51%           76%
Expected life (in months)                  6             6               6             6


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes with respect to the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future periods.

NOTE 3 - NET INCOME PER SHARE

The Company computes net income per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net income per common share ("Basic EPS") is computed by dividing net income by the weighted average number of common shares outstanding. Diluted net income per common share ("Diluted EPS") is computed by dividing net income by the weighted average number of common shares and dilutive common share equivalents.

Common equivalent shares of 1,637,406 and 1,372,061 were included in the computation of diluted net income per share for the three months ended September 30, 2004 and 2003, respectively, and 2,040,932 and 1,236,108 were included in the computation of diluted net income per share for the nine months ended September 30, 2004 and 2003, respectively. The common equivalent shares were related to shares issuable upon the exercise of stock options. Options to purchase 522,486 and 407,671 shares of common stock were excluded from the computation of diluted net loss per share for the three and nine months ended September 30, 2004, respectively, as the inclusion would have been anti-dilutive.

NOTE 4 - ACQUISITIONS

On January 16, 2004, the Company completed the acquisition of Pinnacor Inc. Under the terms of the agreement, a new company ("Holdco") with two wholly-owned subsidiaries, Pine Merger Sub, Inc. ("Pine Merger Sub") and Maple Merger Sub, Inc. ("Maple Merger Sub"), were formed to combine the businesses of the Company and Pinnacor. Each Company stockholder received one share of Holdco common stock for each share of the Company common stock held by such stockholder. Each Pinnacor stockholder received either $2.42 in cash or 0.2659 of a share of Holdco common stock for each share of Pinnacor common stock held by such stockholder, subject to proration. Upon closing of the acquisition, Maple Merger Sub merged with and into MarketWatch, which was the surviving corporation, and Pine Merger Sub merged with and into Pinnacor, which was the surviving corporation. MarketWatch and Pinnacor became a wholly-owned subsidiary of Holdco, which was renamed "MarketWatch.com, Inc." MarketWatch, one of Holdco's operating subsidiaries after the merger, was renamed "MarketWatch Media, Inc." and Pinnacor, the other Holdco operating subsidiary after the merger, continued to be named "Pinnacor Inc." Shortly after the acquisition, each of MarketWatch Media, Inc. and Pinnacor Inc. merged into MarketWatch.com, Inc. On August 4, 2004, the Company changed its name from MarketWatch.com, Inc. to MarketWatch, Inc.

The purchase price of $107.7 million was determined as follows (in thousands):

Fair value of common stock                                       $   53,676
Fair value of options and warrants                                    6,718
Cash                                                                 44,002
Direct transaction costs                                              3,342
                                                                 ----------
                                                                 $  107,738
                                                                 ==========

The fair value of the common stock was determined based on 6,141,435 shares of the Company common stock issued and priced using the average market price of the common stock over the five-day period surrounding the date the acquisition was announced in July 2003. The fair value of the Company's stock options and warrants issued was determined using the Black-Scholes option-pricing model. The following assumptions were used to perform the calculations: expected life of 48 months for options and a remaining contractual life of eight to ten months for warrants, risk-free interest rate of 1.51%, expected volatility of 60% and no expected dividend yield.

The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values was as follows (in thousands):

Cash acquired                                                    $   41,270
Other tangible assets acquired                                        6,661
Amortizable intangible assets:
     Developed technology                                             4,050
     Acquired customer base                                           3,750
     In-process research and development                                300
Goodwill                                                             65,960
                                                                 ----------
                                                                    121,991

Liabilities assumed                                                 (14,307)
Deferred stock-based compensation                                        54
                                                                 ----------
     Total                                                       $  107,738
                                                                 ==========

The assets will be amortized over a period of years shown on the following table:

Developed technology                                             4   years
Acquired customer base                                           7   years
Fixed assets acquired                                         1 to 5 years

A preliminary estimate of $65.4 million has been allocated to goodwill and adjustments made to goodwill at September 30, 2004 increased the balance to $66.0 million (See Note 5). Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually. The purchase price allocation for Pinnacor is subject to revision as more detailed analysis is completed and additional information on the fair value of Pinnacor's assets and liabilities becomes available. Any change in the fair value of the net assets of Pinnacor will change the amount of the purchase price allocable to goodwill.

The following attributes of the combination of the two businesses were considered significant factors to the establishment of the purchase price, resulting in the recognition of goodwill:

     o Pinnacor's acquired technology included certain additional products that would allow the combined company to develop more comprehensive products and pursue expanded market opportunities.

     o The ability to hire the Pinnacor workforce, which included a significant number of experienced engineering, development and technical staff with specialized knowledge of the sector in which the combined company operates.

     o Potential operating synergies are anticipated to arise, including cost savings from the elimination of redundant data content provision, data center operations and expenses associated with operating as a public company and limited reductions in overlapping staffing positions and general facility costs.

The following unaudited pro forma information presents a summary of the results of operations of the Company assuming the acquisition of Pinnacor occurred on January 1, 2003, respectively (in thousands, except per share amounts):



                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30,                SEPTEMBER 30,
                                     -----------------------       ------------------------
                                         2004           2003            2004           2003
                                     ---------       --------      ---------      ---------
Net revenues                         $ 19,774        $ 19,922       $  58,646      $ 58,922
                                     ========        ========       =========      ========
Net income (loss)                    $    949        $   (590)      $   1,719      $ (1,809)
                                     ========        ========       =========      ========
Net income (loss) per share:
Basic                                $   0.04        $  (0.03)      $    0.07      $  (0.08)
                                     ========        ========       =========      ========
Diluted                              $   0.04        $  (0.03)      $    0.06      $  (0.08)
                                     ========        ========       =========      ========

NOTE 5 - GOODWILL AND INTANGIBLE ASSETS

Intangible Assets

Intangible assets consisted of the following (in thousands):


                                           SEPTEMBER 30, 2004
                          -----------------------------------------------------
                            GROSS                                    NET
                           CARRYING           ACCUMULATED         INTANGIBLE
                            AMOUNT            AMORTIZATION          ASSETS
                          ------------      ---------------     --------------
Developed technology      $   4,214           $    747           $   3,467
Acquired customer base        3,915                409               3,506
                          ---------           --------           ----------
                          $   8,129           $  1,156           $   6,973
                          =========           ========           =========

The fair value underlying the $300,000 assigned to in-process research and development ("IPR&D") from the Pinnacor acquisition was expensed immediately during the quarter ended March 31, 2004 as amortization of intangibles and was determined by identifying the research projects in areas which technological feasibility had not been established and there was no alternative future use. Intangibles for developed technology and acquired customer base are being amortized over a period of 4 to 7 years, respectively. The amortization expense related to identifiable intangible assets is expected to be $1.9 million for the year ending December 31, 2004 and $1.7 million, $1.7 million, $1.6 million and $578,000 for the years ending December 31, 2005, 2006, 2007 and 2008, respectively and $1.0 million thereafter. The weighted average amortization period is 4 and 6.8 years for developed technology and acquired customer base, respectively.

Goodwill

Goodwill consisted of the following (in thousands):

     Balance at December 31, 2003                    $   22,429
     Goodwill acquired during period                     65,425
     Goodwill adjustments pertaining to
       preliminary purchase price allocation                535
                                                     ----------
     Balance at September 30, 2004                   $   88,389
                                                     ==========

The increase in goodwill at September 30, 2004 was due to the acquisition of Pinnacor on January 16, 2004 (See Note 4). The goodwill adjustments were primarily related to the recognition of additional liabilities, offset by an increase in the estimated value of a marketable security, both as a result of the Pinnacor acquisition.

NOTE 6 - RELATED PARTY TRANSACTIONS

Under its license agreement with CBS, the Company expensed $810,000 and $746,000 for the three months ended September 30, 2004 and 2003, respectively, and $1.8 million and $2.2 million for the nine months ended September 30, 2004 and 2003, respectively, related to the licensing of CBS news content and trademarks. In addition, the Company recorded advertising expenses of $0 at rate card value for the three months ended September 30, 2004 and 2003, and $0 and $56,000 for the nine months ended September 30 2004 and 2003, respectively, for in-kind advertising and promotion provided by CBS. Rental payments to CBS for leasing of certain facilities were $315,000 and $320,000 for the three months ended September 30, 2004 and 2003, respectively, and $937,000 and $949,000 for the nine months ended September 30, 2004 and 2003, respectively.

Licensing revenues from FT.com and Financial Times, subsidiaries of Pearson plc, were $329,000 and $367,000 for the three months ended September 30, 2004 and 2003, respectively, and $1.1 million and $1.2 million for the nine months ended September 30, 2004 and 2003, respectively. The Company recognized costs to IDC of $136,000 and $119,000 for the three months ended September 30, 2004 and 2003, respectively, and $484,000 and $516,000 for the nine months ended September 30, 2004 and 2003, respectively, for data feeds. In March 2003, IDC purchased Comstock, Inc. and the Company expensed $491,000 for the three months ended September 30, 2004 and $1.4 million for the nine months ended September 30, 2004 for data feeds from Comstock, Inc. Direct charges for subscription revenues for certain IDC data feeds were $5,000 and $9,000 for the three months ended September 30, 2004 and 2003, respectively, and $18,000 and $30,000 for the nine months ended September 30, 2004 and 2003, respectively. In addition, the Company recognized revenues of $602,000 and $610,000 for the three months ended September 30, 2004 and 2003, respectively, and $1.9 million for the nine months ended September 30, 2004 and 2003 from television and radio programming on CBS stations. The Company recognized costs to CBS of $333,000 and $337,000 for the three months ended September 30, 2004 and 2003, respectively, and $1.0 million and $923,000 for the nine months ended September 30, 2004 and 2003, respectively, for production of television and radio programming.

At September 30, 2004 and December 31, 2003, $7,000 and $453,000,
respectively, were included in accounts receivable for radio and television revenue due from CBS. In addition, $7,000 and $11,000, respectively, were included in the Company's accounts receivable related to licensing and subscription revenues due from IDC, and $102,000 and $92,000, respectively, were included in the Company's accounts receivable related to licensing revenues due from FT.com and Financial Times, subsidiaries of Pearson plc. At September 30, 2004 and December 31, 2003, the Company had a liability of $1.0 million and $972,000, respectively, recorded for CBS royalty fees, a liability of $286,000 and $266,000, respectively, owed to CBS for television production and facilities costs, and a liability of $654,000 and $203,000, respectively, to IDC and Comstock, Inc. for data feeds.

NOTE 7 - SEGMENT REPORTING

The Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments in a company's financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company operates in one reportable segment.

NOTE 8 - LITIGATION AND ASSERTED CLAIMS

In 2001, several plaintiffs filed class action lawsuits in federal court against the Company, certain of its current and former officers and directors and its underwriters in connection with its January 1999 initial public offering. The complaints generally assert claims under the Securities Act, the Exchange Act and rules promulgated by the Securities and Exchange Commission. The complaints seek class action certification, unspecified damages in an amount to be determined at trial, and costs associated with the litigation, including attorneys' fees. The action against the Company is being coordinated with approximately three hundred other nearly identical actions filed against other companies. On June 25, 2003, a committee of the Company's board of directors approved a Memorandum of Understanding ("MOU"), which has now been memorialized in a settlement agreement and related agreements that set forth the terms of a settlement between the Company, the plaintiff class and a vast majority of the other approximately 300 issuer defendants. Among other provisions, the settlement provides for a release of the Company and the individual defendants for the conduct alleged in the action to be wrongful. The Company would agree to undertake certain responsibilities, including agreeing to assign, not assert, or release certain potential claims the Company may have against its underwriters. No estimate can be made of the possible loss or possible range of losses associated with the resolution of this matter and it is anticipated that any potential financial obligation of the Company to plaintiffs pursuant to the terms of the settlement agreement and related agreements will be covered by existing insurance. Therefore, the Company does not expect that the settlement will involve any material payment by the Company and no liability associated with these lawsuits has been recorded at September 30, 2004. The settlement agreement has been submitted to the Court for approval. Approval by the Court cannot be assured. On October 13, 2004, the Court certified a class in six of the approximately 300 other nearly identical actions and noted that the decision is intended to provide strong guidance to all parties regarding class certification in the remaining cases. Plaintiffs have not yet moved to certify a class in the Company's case.

On June 7, 2002, an action was commenced against Pinnacor alleging a breach of contract claim and, as amended, sought damages in the amount of $290,280. On February 7, 2003, Pinnacor filed counterclaims against the plaintiff for breach of contract, breach of warranty and misrepresentation. Motions for summary judgment were filed in early 2003. These motions are still pending. The Company has established an appropriate accrual based on the expected outcome of the legal proceeding and does not expect the ultimate resolution of the claim to have a material impact on the balance sheet, results of operations and cash flows.

On July 24, 2003, a shareholder class action lawsuit was filed against Pinnacor, Pinnacor's then-current directors, a then-current Pinnacor officer, and the Company in the Delaware Court of Chancery. The lawsuit alleged that Pinnacor's directors breached their fiduciary duties in proceeding with the acquisition by agreeing to an inadequate proposed purchase price and alleged that the Company aided and abetted these breaches of fiduciary duty in some unspecified way. The parties have settled the action, pursuant to which the Company has paid plaintiff's counsel $300,000 in attorney's fees and $15,000 in actual costs. The action has been dismissed with prejudice and all defendants have been released from liability. The Company has accrued the costs associated with this matter as of September 30, 2004 and the fees were paid in October 2004.

On September 8, 2003, an action was commenced in the Supreme Court of the State of New York against Tendagio, Inc. (formerly Inlumen, Inc.), Pinnacor and several unnamed defendants. The lawsuit alleged a breach of contract claim and a fraudulent conveyance claim. In April 2004, the Company served upon the plaintiff its cross motion for summary judgment seeking dismissal of the complaint with prejudice. In May 2004, the Company was served with plaintiff's cross motion seeking dismissal of the action in its entirety, without prejudice, or alternatively, additional time to respond to defendants' summary judgment motions. In July 2004, the parties settled the action, pursuant to which the action has been dismissed with prejudice, all defendants have been released from liability and the Company has no financial obligation to the plaintiff.

On October 18, 2004, an action was commenced in the United States District Court for the Southern District of New York against the Company. The lawsuit alleges a breach of contract claim in the amount of $400,000. The Company is currently drafting an answer to the complaint. No estimate can be made of the possible loss or possible range of losses associated with the resolution of this matter. As a result, no losses have been accrued in the Company's financial statements as of September 30, 2004. Accordingly, the result of this lawsuit could have a material impact on the balance sheet, results of operations and cash flows.

On or about November 2, 2004, a former employee of Pinnacor Inc. filed a demand for arbitration before Judicial Arbitration and Mediation Services seeking compensation related to the termination agreement he entered into with the Company. The former employee claims he is entitled to lost wages of $284,375 plus certain additional fees and damages. The Company's management has not had an opportunity to review and evaluate this claim. The Company has established an appropriate accrual based on the expected outcome of the legal proceeding and does not expect the ultimate resolution of the claim to have a material impact on the balance sheet, results of operations and cash flows.

On or about November 5, 2004, a shareholder class action lawsuit was filed against the Company, the Company's directors, and Viacom, Inc. ("Viacom") in the Delaware Court of Chancery in connection with an amendment to a
Schedule 13D filed by Viacom. The lawsuit alleges, among other things, that the Company's directors breached their fiduciary duties. The Complaint seeks, among other things, a court order, an injunction and unspecified damages. The Company's management has not had an opportunity to review and evaluate this claim. As a result, no losses have been accrued in the Company's financial statements as of September 30, 2004. Accordingly, the result of this lawsuit could have a material impact on the balance sheet, results of operations and cash flows.

On November 5, 2004, the Company received a preliminary report from a third party auditor representing a data provider. The audit was routine in nature and intended to ensure the Company's compliance with the data vendor's contractual obligations. Although the Company has not yet received any formal notification from the data provider, the preliminary report reflects a potential exposure of approximately $7.4 million, with a possible additional liability for retroactive payment of 8% thereon. Until the Company receives a formal demand letter, the Company's management cannot fully review and evaluate the claim and no estimate can be made of the possible loss or possible range of losses associated with the resolution of this matter. As a result, no losses have been accrued in the Company's financial statements as of September 30, 2004. The result of this audit resolution could have a material impact on the balance sheet, results of operations and cash flow.

In addition, the Company from time to time is subject to legal proceedings and claims in the ordinary course of business. The Company is not currently aware of any other legal proceedings or claims that will have a material adverse effect on its financial position or results of operations.

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the FASB issued a proposed Statement, "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95," that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. The proposed statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. In October 2004, the FASB decided to defer the effective date for public companies to interim and annual periods beginning after June 15, 2005. It is expected that the final standard will be issued before December 31, 2004 and should it be finalized in its current form, it will have a significant impact on the consolidated statement of operations as the Company will be required to expense the fair value of stock option grants and stock purchases under employee stock purchase plan.

In September 2004, the EITF delayed the effective date for the recognition and measurement guidance previously discussed under EITF Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("EITF 03-01") as included in paragraphs 10-20 of the proposed statement. The proposed statement will clarify the meaning of other-than-temporary impairment and its application to investments in debt and equity securities, in particular investments within the scope of FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method. The Company is currently evaluating the effect of this proposed statement on its financial position and results of operations.